                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                _______________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                _______________

                              HL&P CAPITAL TRUST I
         (Exact name of registrant as specified in its trust agreement)


                 DELAWARE                                 52-2012189
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

 200 WEST 9TH STREET PLAZA, BOX 2105
      WILMINGTON, DELAWARE                                 19899
 (Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                Name of each exchange on which
Title of each class to be so registered           each class is to be registered
---------------------------------------         --------------------------------
8.125% TRUST PREFERRED SECURITIES,                     NEW YORK STOCK EXCHANGE
SERIES A (AND THE GUARANTEE WITH
RESPECT THERETO)


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check
the following box.                                                        [   ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.                     [   ]

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (title of class)

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
          -------------------------------------------------------

          The class of securities to be registered hereby is the 8.125% Trust Preferred Securities, Series A (the "Securities") of HL&P Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"). The Securities represent undivided beneficial interests in the assets of the Trust and are guaranteed by Houston Lighting & Power Company, a Texas corporation ("HL&P"), to the extent set forth in the form of the Guarantee Agreement by HL&P to The Bank of New York, as Guarantee Trustee (the "Guarantee"). The Guarantee is incorporated by reference to Exhibit 4.8-B to the Registration Statement on Form S-3 (the "Registration Statement") of HL&P and the Trust (Registration Nos. 333-20069 and 333-20069-1) filed with the Securities and Exchange Commission (the "Commission") on January 21, 1997. The Registration Statement became effective on January 27, 1997.

          For a description of the Securities and the Guarantee, see the information set forth (i) under the captions "Description of Securities" and "Description of the Guarantees" in the prospectus dated January 27, 1997 (the "Prospectus") filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended ("Rule 424"), on January 27, 1997 and (ii) under the caption "Certain Terms of Series A Preferred Securities" and "Certain Terms of Series A Guarantee" in the prospectus supplement dated January 30, 1997 (the "Prospectus Supplement") filed with the Commission under Rule 424 on January 31, 1997, which description is incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.

ITEM 2.   EXHIBITS
          --------

          The Securities are to be registered on the New York Stock Exchange, on which no other securities of the Trust are registered. Accordingly, the following exhibits required in accordance with Instruction II of the "Instructions As To Exhibits" to Form 8-A have been duly filed with the New York Stock Exchange. Each exhibit was previously filed as indicated with the Commission and is incorporated herein by reference.

 Exhibit
 Number          Description of Exhibit                Method of Filing
---------  ----------------------------------  --------------------------------
1(a)       The Prospectus and the Prospectus   Filed pursuant to Rule 424 in
           Supplement                          connection with the Registration
                                               Statement.

4(a)       Certificate of Trust of the Trust   Filed as Exhibit 4.3-A to the
                                               Registration Statement.

4(b)       Trust Agreement of the Trust        Filed as Exhibit 4.4-A to the
                                               Registration Statement.

4(c)       Form of Amended and Restated        Filed as Exhibit 4.5-B to the
           Trust Agreement of the Trust        Registration Statement.

Exhibit
 Number           Description of Exhibit               Method of Filing
-------    ----------------------------------  -----------------------------
4(d)       Form of Junior Subordinated         Filed as Exhibit 4.1 to the
           Debenture Indenture between HL&P    Registration Statement.
           and The Bank of New York, as
           Trustee

4(e)       Form of Supplemental Indenture to   Filed as Exhibit 4.2-B to the
           Junior Subordinated Debenture       Registration Statement.
           Indenture

4(f)       Form of Subordinated Debenture      Filed as Exhibit 4.7-B to the
           (contained in the Form of           Registration Statement.
           Supplemental Indenture)

4(g)       Form of Guarantee Agreement         Filed as Exhibit 4.8-B to the
                                               Registration Statement.

4(h)       Form of Preferred Security          Filed as Exhibit 4.6-B to the
           (contained in the Form of Amended   Registration Statement.
           and Restated Trust Agreement)

4(i)       Form of Agreement as to Expenses    Filed as Exhibit 4.9-B to the
           and Liabilities (contained in the   Registration Statement.
           Form of Amended and Restated
           Trust Agreement)

                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              HL&P CAPITAL TRUST I

                              By:   Houston Lighting & Power Company
                                    Depositor


Date: January 30, 1997              By: /s/ Hugh Rice Kelly
                                       --------------------
                                       Hugh Rice Kelly,
                                       Executive Vice President,
                                       General Counsel and Corporate Secretary